UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/28/2006

GLOBAL CROSSING LTD
(Exact name of registrant as specified in its charter)

Commission File Number:  001-16201

Bermuda	980189783
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

Wessex House, 45 Reid Steet
Hamilton, Bermuda
HM12
(Address of principal executive offices, including zip code)

441-296-8600
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On December 28, 2006, Global Crossing (UK) Finance Plc ("GCUK Finance"), a financing subsidiary of Global Crossing Limited (the "Company") in the United Kingdom , issued 52 million pounds sterling aggregate principal amount of 11.75% sterling-denominated senior secured notes due 2014 (collectively, the "Additional GCUK Notes"). The Additional GCUK Notes were issued as additional notes under the indenture, dated as of December 23, 2004, among, inter alios, GCUK Finance, Global Crossing (UK) Telecommunications Limited (a wholly-owned subsidiary of the Company and the immediate parent of GCUK Finance) ("GCUK") and The Bank of New York as trustee (the "GCUK Notes Indenture"), pursuant to which GCUK Finance previously issued $200,000,000 aggregate principal amount of its 10.75% Senior Secured Notes due 2014 and 105,000,000 pounds sterling aggregate principal amount of its 11.75% Senior Secured Notes due 2014 (together with any registered notes for which they were exchanged in an exchange offer, the "Initial GCUK Notes"). The Additional GCUK Notes and the Initial GCUK Notes are collectively referred to as the "GCUK Notes" and are treated as a single class for all purposes under the GCUK Notes Indenture, including without limitation, waivers, amendments, redemptions and offers to purchase. Attached hereto as Exhibit 99.1 and incorporated herein by reference is GCUK's press release dated December 28, 2006 relating to the closing of the offering of the Additional GCUK Notes.

The following summary of the Additional GCUK Notes is qualified by reference to (1) the GCUK Notes Indenture (incorporated herein by reference to Exhibit 4.2 to the Current Report on Form 8-K of the Company filed on December 30, 2004), (2) the Supplemental Indenture, dated as of December 28, 2006, among Fibernet Group Limited, Fibernet UK Limited and Fibernet Limited, each a company organized under the laws of England and Wales and a direct or indirect subsidiary of GCUK (collectively, "Fibernet"), GCUK Finance, GCUK, and The Bank of New York, as trustee (incorporated herein by reference to Exhibit 4.1 to this Current Report on Form 8-K), (3) the debenture between GCUK and GCUK Finance in favor of The Bank of New York, as collateral agent, with respect to the collateral securing the GCUK Notes and a related currency hedge (incorporated herein by reference to Exhibit 4.3 to the Current Report on Form 8-K of the Company filed on December 30, 2004), (4) the Security Arrangement Agreement (the "Security Arrangement Agreement"), among The Bank of New York, as trustee and as collateral agent, GCUK, GCUK Finance, affiliates of the Company's majority shareholder, STT Crossing Ltd, and an affiliate of Goldman, Sachs & Co. (incorporated herein by reference to Exhibit 4.4 to the Current Report on Form 8-K of the Company filed on December 30, 2004), and (5) the exchange and registration rights agreement dated as of December 28, 2006 relating to the Additional GCUK Notes (the "Additional GCUK Notes Registration Rights Agreement") (incorporated herein by reference to Exhibit 10.1 to this Current Report on Form 8-K).

General. The GCUK Notes were issued pursuant to the GCUK Notes Indenture with The Bank of New York as trustee. The trustee is not required to take action to enforce the liens securing the GCUK Notes unless the trustee is furnished with security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities that might be incurred by it in taking such action. The GCUK Notes and the indenture governing the notes are governed by New York law.

Sales Proceeds and Initial Purchaser's Discount. The Additional GCUK Notes were issued in an aggregate principal amount of 52 million pounds sterling and generated gross proceeds of 56.8 million pounds sterling, or approximately 53.9 million pounds sterling after deducting the discount of the initial purchaser, ABN AMRO Bank N.V., and deferred finance fees. GCUK Finance loaned the proceeds of the sale of the Additional GCUK Notes to GCUK which, in turn, used the net proceeds, together with available cash, to acquire Fibernet from an affiliate of the Company and to pay certain fees and expenses in respect of the acquisition and the notes offering.

Maturity and Interest Payment Dates. The GCUK Notes will mature on December 15, 2014. Interest is payable in cash semi-annually in arrears on June 15 and December 15 of each year.

Ranking and Guarantee. The GCUK Notes are senior obligations of GCUK Finance and rank equal in right of payment with all of its future senior debt. GCUK and Fibernet have guaranteed the GCUK Notes as senior obligations ranking equal in right of payment with all of their existing and future senior debt.

Security. The GCUK Notes are secured by certain assets of GCUK, GCUK Finance and Fibernet, including the capital stock of GCUK Finance and Fibernet, but certain material assets of such companies will not serve as collateral for the GCUK Notes. There can be no assurance that the proceeds from the sale of such collateral in whole or in part following an event of default would be sufficient to satisfy payments due on the GCUK Notes and the guarantee thereof. Pursuant to the terms of the Security Arrangement Agreement, the rights of the holders of the GCUK Notes to exercise remedies with respect to the collateral securing the GCUK Notes are significantly limited.

Optional Redemption. GCUK Finance may redeem the GCUK Notes, in whole or in part, at any time on or after December 15, 2009 at redemption prices decreasing from 105.375% (for the dollar-denominated notes) or 105.875% (for the pounds sterling-denominated notes, including the Additional GCUK Notes) in 2009 to 100% of the principal amount in 2012 and thereafter. At any time before December 15, 2009, GCUK Finance may redeem either or both series of notes, in whole or in part, by paying a "make-whole" premium. GCUK Finance may also redeem up to 35% of the principal amount of either series of notes before December 15, 2007 using the proceeds of certain equity offerings. GCUK Finance may also redeem either or both series of notes, in whole but not in part, upon certain changes in tax laws and regulations.

Change of Control. If GCUK experiences a change of control, each holder of the GCUK Notes will have the right to require GCUK Finance to purchase some or all of the holder's notes at a purchase price equal to 101% of their principal amount plus accrued and unpaid interest, if any, and additional amounts, if any, to the date of repurchase.

Buy-Out Right. If there is a payment default on or an acceleration of the GCUK Notes or in the case of certain enforcement events, STT Communications Ltd and its affiliates, for so long as they own not less than 50% in aggregate principal amount of the Company's 4.7% Senior Secured Mandatory Convertible Notes due 2008, may, but is not required to, purchase the GCUK Notes from the holders thereof at a price equal to 100% of the principal amount of the GCUK Notes plus accrued and unpaid interest.

Operating Restrictions. The GCUK Notes Indenture limits GCUK's and Fibernet's ability to, among other things: (1) incur or guarantee additional indebtedness; (2) pay dividends or make other distributions or repurchase or redeem its stock; (3) make investments or other restricted payments; (4) create liens; (5) enter into certain transactions with affiliates; (6) enter into agreements that restrict the ability of its material subsidiaries to pay dividends; and (7) consolidate, merge or sell all or substantially all of its assets. All of these limitations are subject to a number of important qualifications and exceptions set forth in the indenture.

A loan or a dividend payment by GCUK is considered a "restricted payment" under the GCUK Notes Indenture. Such a payment generally is limited to, among other things, 50% of the operating cash flow of GCUK and its subsidiaries (including Fibernet). In addition, within 120 days after December 31 of each year, GCUK must offer to purchase a portion of the GCUK Notes at a purchase price equal to 100% of their principal amount, plus accrued and unpaid interest, if any, to the purchase date, with 50% of GCUK's excess operating cash flow from that period. GCUK may make restricted payments out of its operating cash flow, as well as certain other permissible amounts, only during the ten business days following the consummation of the annual excess cash tender offer.

Events of Default. The GCUK Notes Indenture contains events of default that are customary for high yield securities, including failure to make payments of principal and interest when due, breaches of covenants, cross-default to other indebtedness, bankruptcy, insolvency and unsatisfied judgment defaults. Subject to certain notice and cure periods, the maturity of the GCUK Notes may be accelerated upon the occurrence of an event of default.

Registration Rights. Pursuant to the Additional GCUK Notes Registration Rights Agreement, GCUK Finance has granted customary registration rights to permit holders of the Additional GCUK Notes to exchange unregistered notes for publicly registered notes with identical terms.

Transfer Restrictions. The Additional GCUK notes have not been registered under the Securities Act of 1933, as amended, or any other applicable securities laws and are subject to restrictions on transferability and resale. After the fortieth day following the date of delivery of the Additional GCUK Notes, certain selling restrictions will terminate with respect to the notes sold pursuant to Regulation S of the Securities and Exchange Commission (the "SEC") and those notes will become fully fungible with the Initial GCUK Notes. The Additional GCUK Notes sold pursuant to SEC Rule 144A will not become freely transferable and fully fungible with the Initial GCUK Notes except pursuant to an exchange for registered notes pursuant to the Additional GCUK Notes Registration Rights Agreement.

Amendments. Subject to certain exceptions, the GCUK Notes Indenture may be amended with the consent of the holders of a majority in aggregate principal amount of the GCUK Notes then outstanding, except that without the consent of each holder of an outstanding GCUK Note, no amendment may, among other things (1) reduce the amount of GCUK Notes whose holders must consent to an amendment; (2) reduce the rate of or extend the time for payment of interest on any GCUK Note; (3) reduce the principal of, premium on, or extend the maturity of any GCUK Note or change the date on which any GCUK Note may be subject to redemption or repurchase, or reduce the redemption or repurchase price therefor; (4) make any GCUK Notes payable in money other than that stated in the GCUK Notes other than to the extent the United Kingdom adopts the euro; (5) modify or change any provision of the indenture affecting the ranking of the GCUK Notes or any guarantee thereof in a manner which adversely affects the holders of the GCUK Notes; (6) release GCUK or Fibernet from any of their obligations under the guarantee or the indenture otherwise than in accordance with the terms of the GCUK Notes Indenture; or (7) release all or substantially all of the collateral securing the GCUK Notes.

Item 9.01.    Financial Statements and Exhibits

Exhibit 4.1. Supplemental Indenture, dated as of December 28, 2006, among Fibernet Group Limited, Fibernet UK Limited and Fibernet Limited, GCUK Finance, GCUK, and The Bank of New York, as trustee.

Exhibit 10.1. Exchange and Registration Rights Agreement, dated as of December 28, 2006, among GCUK Finance, GCUK, and ABN AMRO Bank N.V., as initial purchaser.

Exhibit 99.1. Press release of Global Crossing (UK) Telecommunications Limited dated December 28, 2006.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL CROSSING LTD

Date: December 29, 2006	By:	/s/ Mitchell C. Sussis
Mitchell C. Sussis
Senior Vice President and Secretary

Exhibit Index

Exhibit No.	Description
EX-99.1	Press release of Global Crossing (UK) Telecommunications Limited dated December 28, 2006.
EX-4.1	Supplemental Indenture dated as of December 28, 2006.
EX-10.1	Exchange and Registration Rights Agreement dated as of December 28, 2006.